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                               COVEST BANCSHARES, INC.

                                 EMPLOYMENT AGREEMENT

     This AGREEMENT, is made effective as of January 20, 1999 ("Effective Date"), by and between CoVest Bancshares, Inc., a Delaware corporation (the "Company") and James L. Roberts ("Executive").

     WHEREAS, the Company desires to employ Executive as the President and Chief Executive Officer of the Company and its subsidiary, CoVest Banc, National Association (the "Bank"); and

     WHEREAS, the Executive is willing to commit himself to serving the Company and the Bank on the terms and conditions herein provided;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

     1.   POSITION AND RESPONSIBILITIES.

     (a) Executive shall be employed as President and Chief Executive Officer of the Company and of the Bank effective as of the date hereof for the Period of Employment as defined hereafter. The Executive shall report to the Board of Directors of the Company. The Executive's duties and responsibilities shall consist of such duties and responsibilities as may from time to time be assigned to the Executive by such Boards of Directors, which duties and responsibilities shall be duties customary for a President and Chief Executive Officer of the Company or Bank.

     (b) No later than the first regularly scheduled meeting of their respective Board of Directors after the Effective Date, the Company and Bank shall cause Executive to be elected to the Board of Directors of the Company and the Bank. Thereafter, the Company shall cause Executive to be nominated as a director of the Company and shall elect him as a director of the Bank annually while he is employed under this Agreement. Executive shall be entitled to compensation in connection with his service as a director of the Company and Bank on the same basis as compensation paid to non-employee directors, including, but not limited to, participation as an eligible director under the CoVest Bancshares, Inc. Director Retirement Plan.

     2. PERIOD OF EMPLOYMENT. The period of the Executive's employment under this Agreement (the "Period of Employment") shall commence upon the Effective Date hereof and shall continue for a period of twenty-four (24) full calendar months thereafter,


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subject to extension as provided herein or to earlier termination as provided in
Paragraph 4 below. The Period of Employment shall be automatically extended for twelve (12) additional months on each anniversary date of the Effective Date unless, no later than such anniversary date, either the Board of the Company or a duly authorized committee thereof (the "Board") on behalf of the Company, or the Executive gives written notice to the other, that the Period of Employment shall not be so extended; provided, however, that in no event shall the Period
of Employment extend beyond the date Executive attains age 65.   Notwithstanding
anything in this Agreement to the contrary, if at any time during the Period of Employment there is a Change of Control (as defined in Paragraph 4), the Period of Employment shall automatically extend to a date which is the first to occur of (a) the date which is thirty-six (36) months from the date of the Change in Control, and (b) the date Executive attains age 65.


     3.   COMPENSATION AND REIMBURSEMENT.

     (a) SALARY. During the Period of Employment, the Bank shall pay the Executive the compensation specified in this Agreement for the services performed hereunder. The Bank shall pay the Executive as compensation a base salary ("Base Salary") of $200,000 per year. The Base Salary shall be subject to review by the Board and may be increased (but not decreased), whereupon such increased amount shall become the Base Salary hereunder.

     (b) BONUSES. The Executive shall be eligible for consideration in 1999 and subsequent years for annual incentive bonuses of up to 50% of Base Salary as the Board may determine based upon performance criteria to be established by the Board in consultation with Executive.

     (c) OPTIONS. The Company shall grant to Executive an option to purchase 100,000 shares of Company common stock. Such option shall be granted under the Company's 1992 Stock Option and Incentive Plan (the "Incentive Plan"), shall provide for an exercise price per share equal to the fair market value on the Effective Date, shall vest at a rate of 25,000 shares on the Effective Date and 25,000 shares on each of the first three anniversary dates of the Effective Date, shall be designated an incentive stock option to the maximum extent possible taking into account the exercise price and vesting schedule, and shall have such other terms and conditions applicable to incentive and non-qualified options granted under such plan. The incentive option and non-qualified option shall be evidenced by the Option Agreements attached hereto as Appendix A-1 and Appendix A-2, respectively.

     (d) VACATION; EXPENSE REIMBURSEMENT. During the Period of Employment, the Executive shall be entitled to a paid vacation, periods of absence occasioned by illness and reasonable leaves of absence, and to expense reimbursement in accordance with Company policies.


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     (e)  BENEFIT PLANS.  Except as set forth below, the Executive shall be eligible to participate in or receive benefits under any benefit plans and arrangements of the Company and Bank in which executive officers of the Company and the Bank are generally entitled to participate including, but not limited to, the profit sharing/401(k) plan, health-and-accident plans, medical coverage, disability or any other benefit plans or arrangements, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements applicable to executive officers of the Company and the Bank generally. Notwithstanding the foregoing, in the event of (i) the termination of Executive's employment with the Company and Bank (other than by the Company for Cause (as defined in Section 4(d) below)) after the fifth anniversary of the Effective Date, or (ii) the termination of the Executive's employment with the Company and Bank under circumstances constituting an Event of Termination (as defined in Paragraph 4(b) below), Executive shall be entitled to maintain COBRA continuation coverage from the Date of Termination (as defined in Paragraph 4(i) below) until the earlier of the date Executive first becomes eligible for Medicare, or the date the Executive obtains coverage under another employer's plan; provided, that if an Event of Termination has occurred, the Company shall waive the premium for such COBRA coverage. Nothing paid to the Executive under any such plan or arrangement shall be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (f) RELOCATION. In order to perform his duties and responsibilities hereunder, the Executive shall establish a residence reasonably proximate to Des Plaines, Illinois. The Company shall reimburse Executive in an amount not to exceed $10,000 for reasonable costs incurred by Executive on account of personal travel and the shipment of the Executive's household goods and personal effects in connection with establishing a residence in the Des Plaines, Illinois area. For an initial period of relocation (not to exceed four months), the Company will reimburse Executive for the cost of temporary accommodations in the Des Plaines, Illinois area, in an amount not to exceed $2,000 per month.

     (g) LEGAL FEE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable legal fees incurred by Executive in the negotiation of this Employment Agreement.

     4.   TERMINATION; NOTICE.

     (a) TERMINATION. The Company may terminate the Executive's employment with the Company and the Bank (and the Period of Employment) at any time, with or without Cause. The Executive may terminate his employment with the Company and Bank at any time for any reason.

     (b) EVENT OF TERMINATION. As used in this Agreement, an "Event of Termination" shall mean:

          (i) the termination by the Company and the Bank of the Executive's full-time employment hereunder for any reason other than for Cause, death or Disability, or


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          (ii)  the voluntary termination  by the Executive of employment with the Company and the Bank within sixty (60) days of a Constructive Discharge; or

          (iii) the voluntary termination by the Executive of employment with the Company and the Bank within one (1) year after the date of a Change in Control.

     (c) SEVERANCE BENEFITS. Following the occurrence of an Event of Termination and only so long as the Executive complies with his obligations under the Non-Competition Agreement described in Paragraph 6 below, the Bank shall continue to pay to the Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay, the Base Salary described in Paragraph 3(a) above and to continue the medical insurance benefits otherwise provided hereunder for the remainder of the Period of Employment, on the same basis as if Executive's employment continued hereunder.

     (d) CAUSE. The term "for Cause" shall mean termination by the Company because (i) a material violation by the executive of any applicable material law or regulation respecting the business of the Company and its affiliates;
(ii) the Executive's being found guilty of a felony, an act of dishonesty in connection with the performance of his duties as an officer of the Company or an affiliate of the Company; or which disqualifies the Executive from serving as an officer of the Company or an affiliate of the Company; or (iii) the willful or negligent failure of the Executive to perform his duties hereunder in any material respect. The Executive shall be entitled to at least thirty days' prior written notice of the Company's intention to terminate his employment for Cause, specifying the grounds for such termination, a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the Board of Directors of the Company his position regarding any dispute relating to the existence of Cause for such termination. In determining willfulness, no act or failure to act on the Executive's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company or Bank.

     (e) DISABILITY. The term "Disability" shall mean Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of six (6) months. In the event that it is reasonably determined that Executive has suffered a Disability, the Company shall be entitled to terminate his employment. Executive shall be entitled to compensation and benefits provided for under this Agreement for any period during the term of this Agreement prior to the establishment of a Disability during which Executive is unable to work due to a physical or mental disability, provided that if Executive receives disability income benefits while employed hereunder, the Company's obligation to pay him salary shall be reduced accordingly. Notwithstanding anything contained herein to the contrary, following a period in which executive is unable substantially to perform his duties hereunder, until the date specified in a notice of termination relating to a Disability, the Executive shall be entitled to return to the performance of his duties hereunder, in which event no Disability shall be deemed to have occurred. In addition to such disability income benefits,


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if any, as are paid to executive under a disability benefit plan of the Company following termination of his employment, the Company shall for a period of one year following such termination of employment, pay to Executive such amount as, when aggregated with such disability income benefits, will provide to him the same after tax income as he would have received if he had remained employed at the same rate of salary as was payable when his employment was terminated.

     (f) CONSTRUCTIVE DISCHARGE. The term "Constructive Discharge" shall mean the occurrence, other than in connection with a termination by the Company, of any one of the following events without the Executive's consent:

          (i) The Executive is removed from the position of President and Chief Executive Officer of the Company or the Bank, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or

          (ii) The Executive shall fail to be vested by the Company Employer with the powers, authority and support services of such position and such failure has not been remedied by the Company within thirty (30) days after receipt of written notice of such failure from Executive, or

          (iii) The Company shall fail to pay the compensation and benefits required by Paragraph 3 hereof and such failure has not been remedied by the Company within thirty (30) days after receipt of written notice of such failure from Executive; or

          (iv) The Company changes the primary employment location of the Executive to a place that is more than thirty-five (35) miles from Company's principal office as of the Effective Date, or

          (v) The Executive is not elected as a director of the Company or the Bank at an annual meeting of shareholders of the Company or the Bank, respectively.

     (g) CHANGE IN CONTROL. For purposes of this Agreement, the term "Change in Control" shall mean the following:

          (i) The consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities; or


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          (ii) The individuals who, as of the date hereof, are members of the
     Board of Directors of the Company cease for any reason to constitute a majority of such Board members, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or


          (iii) Approval by the stockholders of: (A) a merger or consolidation if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the entity.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the combined voting power of the then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

     (h) GROSS-UP PAYMENT. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive by the Company, any of its affiliates, or any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code, and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is subject to the excise tax imposed by
Section 4999 of the Code or any similar successor provision or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment). All determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and any amounts relevant to the foregoing sentence shall be made by an independent accounting firm selected by the Company, which may be the accounting firm then regularly retained by the Company (the "Accounting


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Firm").  The Accounting Firm shall provide its determination (the
"Determination"), together with detailed supporting calculations, regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Company and the Executive, within five (5) days of a Date of Termination, if applicable, or such earlier time as is requested by the Company or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Company should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Company which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of the Underpayment, the amount of such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company, and otherwise reasonably cooperate with the Company to correct such Overpayment and to repay such amounts to the Company.

     (i) NOTICE OF TERMINATION. Any termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto and the termination shall become effective as of the "Date of Termination" with respect thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for the termination. The "Date of Termination" shall be

          (i) thirty (30) days after the Notice of Termination is given if the Notice of Termination is given by the Company without Cause or due to Disability, or by the Executive in the absence of a Constructive Discharge; or

          (ii) the date the Notice of Termination is given if the termination is by the Company for Cause; or

          (iii) thirty (30) days after the Notice of Termination is given if the Notice of Termination is given in connection with a Constructive Discharge.

     (j) EFFECT ON DIRECTORSHIPS. Any termination of the Executive's employment with the Company and Bank for any reason shall, except to the extent otherwise agreed to by the Board, constitute Executive's resignation as a director of the Company and Bank, and from all fiduciary and other positions with the Company, Bank or any affiliates or employee benefit plans thereof, effective as of the Date of Termination.

     5.   INDEMNIFICATION.


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          (a)  The Company shall provide the Executive (including his heirs, personal representatives, executors and administrators) for the term of this Agreement with coverage under any directors' and officer's liability insurance policy which the Company may maintain.

          (b) In addition to such insurance coverage, the Company shall hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by his in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Company or an affiliate of the Company (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

          (c) In the event the Executive becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Company has agreed to provide insurance coverage or indemnification under this Paragraph 5, the Company shall, to the full extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgements, fines and amounts paid in settlement (collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Company of a written undertaking from the Executive: (i) to reimburse the Company for all Expenses actually paid by the Company to or on behalf of the Executive in the event it shall be ultimately determined that the Executive is not entitled to indemnification by the Company for such Expenses; and (ii) to assign to the Company all rights of the Executive to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Company to or on behalf of the Executive.

     6. POST-EMPLOYMENT RESTRICTIVE COVENANTS. The Executive's activities during his employment and following the termination of his employment for any reason shall be subject to the Agreement Regarding Post-Employment Restrictive Covenants (the "Non-Competition Agreement") attached hereto as Appendix B.

     7. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes any prior written or oral understandings and agreements between Executive and the Company.

     8. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall


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operate only as to the  specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

     9. TAX WITHHOLDING. The Company or Bank may withhold from any amounts payable to the Executive under this Agreement to satisfy all applicable Federal, State, local or other withholding taxes. In the event the Company or Bank fails to withhold such sums for any reason, it may require the Executive to promptly remit to it sufficient cash to satisfy all applicable income and employment withholding taxes.

     10. ARBITRATION. Except as expressly set forth elsewhere in this Agreement or the Non-Competition Agreement, it is mutually agreed between the parties that arbitration shall be the sole and exclusive remedy to redress any dispute, claim or controversy (hereinafter referred to as "grievance") involving the interpretation of this Agreement or the terms or conditions of this Agreement or the terms, conditions or termination of the Executive's employment with the Company or Bank. It is the intention of the parties that the arbitration award shall be final and binding and that a judgment on the award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. Arbitration shall be initiated by one party filing a written demand on the other party. Any demand for arbitration by the Executive shall be made within 20 days after receipt of the Notice of Termination. The arbitrator shall be chosen in accordance with the voluntary labor arbitration rules of the American Arbitration Association. The place of the arbitration shall be the offices of the American Arbitration Association in Chicago, Illinois. The arbitrator shall not have jurisdiction or authority to change any of the provisions of this Agreement but shall interpret or apply any clause or clauses of this Agreement. The arbitrator shall have the power to compel the attendance of witnesses at the hearing. The parties stipulate that the provisions hereof, and the decision of the arbitrator with respect to any grievance, shall be the sole and exclusive remedy for any alleged breach of the employment relationship in which event the Company or Bank shall be entitled to seek relief in any court having jurisdiction thereof. The parties hereby acknowledge that subject to the foregoing exception, neither party has the right to resort to any federal, state or local court or administrative agency concerning breaches of this Agreement and that the decision of the arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administration agency with respect to any grievance which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to any grievance, survive the termination or expiration of the Executive's employment under this Agreement.

     11.  MISCELLANEOUS.

     (a) If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.


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     (b)  The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     (c) To the extent not preempted by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     (d) Notwithstanding anything herein to the contrary, to the extent that any compensation or benefits are paid to or received by Executive from the Bank or any other subsidiary of the Company, such compensation or benefits shall be deemed to satisfy the Company's obligations hereunder.

     (e) Notices pursuant to this Agreement shall be in writing and shall be deemed given to any party (i) upon delivery, if delivered personally or by courier, or (ii) upon dispatch, if transmitted by telecopy or other means of facsimile, provided a copy thereof is sent by regular mail or courier; or (c) within forty-eight (48) hours after deposit thereof in U.S. mail, postage prepaid for delivery as registered or certified mail, return receipt requested and, if to the Company, addressed to the principal office of the Company, attention: Chairman; or, if to the Executive, to the address set forth below the Executive's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

     12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and Executive and his successors and assigns. The Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

     IN WITNESS WHEREOF, each of the Company and Bank have caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, effective as of the date first written above.

                              COVEST BANCSHARES, INC.


                              By:
                                  --------------------------------
                              Its:   Chairman


                              COVEST BANC, NATIONAL ASSOCIATION


                              By:
                                   -------------------------------
                              Its:      Chairman


                              Executive:


                              -----------------------------------
                              James L. Roberts

                              Address:       S63W34297 Piper Road
                                             Eagle, WI 53119
                              Telecopy No.: (414) 392-3395